Exhibit 10.17

THE SUPPLEMENTARY AGREEMENT TO

THE EXCLUSIVE SERVICE AGREEMENT

AMONG

Chengdu BOAN Investment Management Co., Ltd

Sichuan SHESAYS Cosmetology Hospital Co., Ltd

March 22, 2011

THIS SUPPLEMENTARY AGREEMENT (this “AGREEMENT”) is entered into as of March 22, 2011 in Chengdu, the People’s Republic of China (“CHINA” or “PRC”) by and among the following Parties:

(1) Chengdu BOAN Investment Management Co., Ltd (“BOAN”), a company of limited liabilities incorporated under the laws of P. R. China, with its legal address at New No.83, Xinnan Road, Wuhou District Chengdu, Sichuan Province, P.R.C;

(2) Sichuan SHESAYS Cosmetology Hospital Co., Ltd (“SHESAYS”), a company of limited liabilities incorporated under the laws of P. R. China, with its legal address at New No.83, Xinnan Road, Wuhou District, Chengdu, Sichuan Province, P.R.C;

WHEREAS:

(1) BOAN is a management and consultation company, which owns a series of managing and consulting services applicable to the cosmetic surgery and medical information management and consultancy services.

(2) As a company specialized in cosmetic surgery, SHESAYS is engaged in providing the professional cosmetic surgery services and has already been granted necessary licenses therefore.

(3) BOAN and SHESAYS have entered into the Exclusive Service Agreement on March 22, 2011.

NOW, THEREFORE, after friendly consultations among them, the Parties hereby agree as follows:

1.0

As SHESAYS is preparing to establish the cosmetology hospitals in various locations in China, and is preparing the opening of the Flagship Hospital in Chengdu, Boan agrees to temporarily waive the Serviced Fees to be paid by SHESAYS pursuant to the Exclusive Service Agreement, to support the strategic expansion plan of SHESAYS in China.

2.0

The Parties hereby confirm that, once this Agreement is formally executed by the Parties, this Agreement shall be retrospectively effective as of April 27, 2010; unless terminated earlier by the Parties in writing, this Agreement shall be valid for a term of 3 years.

3.0	As Boan is the party to provide liquidity of dividends to shareholders of listed equity, SHESAYS agrees to pay the amount of Service Fees to Boan as the dividend declared from time to time.

IN WITNESS HEREOF, the Parties have caused the Supplementary Agreement to Exclusive Service Agreement to be executed in Chengdu as of the date first hereinabove mentioned.

Chengdu BOAN Investment Management Co., Ltd (Company Chop)

/s/ Yixiang Zhang

Name: Yixiang Zhang

Position: Authorized Representative

Sealed by: Chengdu BOAN Investment Management Co., Ltd

Sichuan SHESAYS Cosmetology Hospital Co., Ltd (Company Chop)

/s/ Yixiang Zhang

Name: Yixiang Zhang

Position: Authorized Representative

Sealed by: Sichuan SHESAYS Cosmetology Hospital Co., Ltd